UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2026

PROFUSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41177	86-3437271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 Bancroft Way, Suite A

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (925) 997-6925

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PFSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

On October 5, 2026, Profusa, Inc. (the “Company) dismissed CBIZ CPAs P.C. (“CBIZ”) as its independent registered public accounting firm. The decision to change the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee and Board of Directors.

CBIZ’s report on the Company’s financial statements for the fiscal year ended December 31, 2025 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such report included an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended December 31, 2025 and December 31, 2024, and the subsequent interim period through October 5, 2026, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with CBIZ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CBIZ, would have caused CBIZ to make reference to the subject matter of the disagreements in connection with its report, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting related to the lack of segregation of duties in the financial statement close process, lack of review controls and expertise to ensure accurate valuations and accounting of financial instruments, and lack of technical accounting expertise and internal controls to ensure accurate preparation of financial statements in accordance with U.S. GAAP including complex debt and equity instruments, as previously disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and Item 4 of the Company’s Quarterly Reports on Form 10-Q. The material weaknesses had not been remediated as of June 30, 2026. The Audit Committee discussed the material weaknesses with CBIZ, and the Company has authorized CBIZ to respond fully to the inquiries of the successor independent registered public accounting firm concerning the material weaknesses.

The Company provided CBIZ with a copy of the foregoing disclosures no later than the date of filing of this Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”) and requested that CBIZ furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of CBIZ’s letter, dated October 9, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

On September 30, 2026, the Audit Committee approved the engagement of WithumSmith+Brown, PC (“Withum”), as the Company’s new independent registered public accounting firm, contingent upon Withum’s acceptance of the Company as a client, and recommended that the Board approve such engagement. On the same date, the Board accepted the Audit Committee’s recommendation and approved the engagement of Withum, subject to the same condition. On October 6, 2026, the Company engaged Withum as its independent registered public accounting firm for the fiscal year ending December 31, 2026.

During the Company’s two most recent fiscal years ended December 31, 2025 and December 31, 2024, and the subsequent interim period through October 6, 2026, neither the Company nor anyone acting on its behalf consulted Withum regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Withum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from CBIZ dated October 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Profusa, Inc..

Dated: October 9, 2026	By:	/s/ Fred Knechtel
	Name:	Fred Knechtel
	Title:	Chief Financial Officer

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